Exhibit 10.8

RELEASE OF CERTAIN GUARANTORS

Reference is made to that certain Indenture, dated as of November 16, 2023, as supplemented by that certain Supplemental Indenture, dated as of April 4, 2024, and that certain Supplemental Indenture, dated as of June 27, 2025 (the “Indenture”), among Service Properties Trust, a Maryland real estate investment trust, U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), each of the Subsidiaries listed on Schedule 1 attached hereto (each, a “Released Guarantor”) and certain other Subsidiaries of the Company, as Guarantors, relating to the Company’s 8.625% Senior Secured Notes due 2031 (the “Notes”). The terms defined in the Indenture are used herein as therein defined, unless otherwise defined herein.
Pursuant to Section 11 of the Indenture, the undersigned, as Trustee, hereby confirms the release and discharge of each Released Guarantor from any and all obligations and liabilities under the Subsidiary Guarantee, and further hereby confirms the termination and release of each Released Guarantor of all other obligations under the Indenture or the Notes, each as of May 30, 2025.

Dated as of June 27, 2025.

U.S. Bank Trust Company, National Association, as Trustee

By: /s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

SCHEDULE 1

RELEASED GUARANTORS

1.Highway Ventures Properties LLC, a Maryland limited liability company
2.Highway Ventures Properties Trust, a Maryland real estate investment trust